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                                                                     EXHIBIT 5.2

                               FIRST AMENDMENT TO
                         POOLING AND SERVICING AGREEMENT

                  This FIRST AMENDMENT TO THE POOLING AND SERVICING AGREEMENT, dated as of March 30, 2001 (this "Amendment"), is among American Express Centurion Bank (the "Bank"), American Express Receivables Financing Corporation II ("RFC II"), American Express Travel Related Services Company, Inc. (the "Servicer") and The Bank of New York (the "Trustee"). This Amendment amends the Pooling and Servicing Agreement, dated as of May 16, 1996 (the "Pooling and Servicing Agreement" and, together with this Amendment, the "Amended Pooling and Servicing Agreement").

                                    RECITALS

                  1. Pursuant to Section 13.01(a) of the Pooling and Servicing Agreement, the Bank and RFC II have delivered to the Trustee an Officer's Certificate, dated the date of this Amendment, stating that the Bank and RFC II reasonably believe that this Amendment will not have an Adverse Effect.

                  2. The Parties to the Pooling and Servicing Agreement have satisfied all conditions precedent contained in the Pooling and Servicing Agreement to entering into this Amendment. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                  3. Now, therefore, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

                                   AMENDMENTS

                  SECTION 1. Amendment of Section 1.01. Section 1.01 of the Pooling and Servicing Agreement shall be and hereby is amended by the addition of the following definition, which shall read in its entirety as follows:

                  "Permitted Activities" means the primary activities of the Trust, which are:

                  (a) holding Receivables transferred from the Transferors and the other assets of the Trust, including passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Transferors, its Affiliates or its agents;

                  (b) issuing Certificates and other interests in the Trust Assets;

                  (c) receiving Collections and making payments on such Certificates and interests in accordance with the terms of this Agreement and any Supplement;

                  (d) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.

                  SECTION 2. Amendment of Section 2.10. Section 2.10 of the Pooling and Servicing Agreement shall be and hereby is amended by the addition of the following paragraph immediately after clause (v) of such Section, which shall be read in its entirety as follows:

                  In addition to the terms and conditions contained in clauses
         (i)-(v) above, the Transferors' right to require the reassignment to them or their designees of all the Trust's right, title and interest in, to and under the Receivables in Removed Accounts and Removed Participation Interests, shall be subject to the following restrictions:

                  (a) Except for Removed Accounts described in clause (b) below, there shall be no more than one Removal Date in any Monthly Period and the Accounts to be designated as Removed Accounts shall be selected at random by the Transferors; and

                  (b) The Transferors may designate Removed Accounts as provided in and subject to the terms and conditions contained in this Section
         2.10 without being subject to the restrictions set forth in clause (a) above if the Removed Accounts are Accounts (i) originated or acquired under a specific affinity agreement, private label agreement, merchant agreement, co-branding agreement or other program which is co-owned, operated or promoted, provided that such agreement has terminated in accordance with the terms therein or (ii) being removed due to other circumstances caused by requirements of agreements in which the right to such Removed Accounts or control thereof is determined by a party or parties to such agreements other than the Transferors, any Affiliate of the Transferors or any agent of the Transferors.

                  SECTION 3. Amendment of Section 9.01. Section 9.01(a) of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the fourth and fifth sentences thereof in their entirety, and inserted in their place shall be the following:


         Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event or violation has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section
         9.01 and requesting instructions from such Holders. Unless within 60 days from the day notice pursuant to clause (i) above is first published the Trustee shall have received written instructions from Holders of Investor Certificates evidencing more than 50% of the Invested Amount of each Series issued and outstanding (or, if any such Series has two or more Classes, each Class) to the effect that such Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event or violation, the Trustee shall use its best efforts to sell, dispose of or otherwise liquidate the Receivables by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the Trustee.

                  SECTION 4. Amendment of Section 10.01. Section 10.01 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the last proviso in the first paragraph of such Section in its entirety, and inserted in its place shall be the following:

         ; provided, however, if within 60 days of receipt of a Termination Notice the Trustee does not receive any bids from Eligible Servicers in accordance with subsection 10.02(c) to act as a Successor Servicer and receives Officers' Certificates of the Transferors to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall, except in the case of a Servicer Default set forth in subsection 10.01(d), grant the Transferors the right of first refusal to purchase the Certificateholders' Interest on the Distribution Date in the next calendar month.

                  SECTION 5. Amendment of Section 12.04. Subsection 12.04 of the Pooling and Servicing Agreement shall be and hereby is amended by adding immediately before the first proviso in subsection 12.04(a) the following, which shall read in its entirety as follows:

         if the deposit referred to in subsection 12.04(c)(i) below is funded solely from Collections of Receivables or, if funded from any other sources, only if Defeasance is available to such Series in accordance with its related Supplement

                  SECTION 6. Amendment of Section 13.01. (a) Section 13.01(a) of the Pooling and Servicing Agreement shall be and hereby is amended by adding at the end of the second sentence thereof the following, which shall read in its entirety as follows:

         ; provided further that such action shall not effect a change in the Permitted Activities of the Trust except for those changes necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in the Agreement or any Supplement which may be defective or inconsistent with any provisions thereof

                  (b) Section 13.01(b) of the Pooling and Servicing Agreement shall be and hereby is amended by inserting after the word "Trustee" is first used the following, which shall read in its entirety as follows:

         (A) in the case of a change in the Permitted Activities of the Trust which is not materially adverse to Holders of Investor Certificates, with the consent of Holders of Investor Certificates evidencing not less than 50% of the aggregated unpaid principal amount of the Investor Certificates of each outstanding Series affected by such change, unless such change is necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in the Agreement or any Supplement which may be defective or inconsistent with any provisions thereof and
         (B) in all other cases

                  SECTION 7. Miscellaneous. The amendments provided for by this Amendment shall be effective upon receipt by the Trustee of the following:

                  (a) Notification in writing from each of Moody's and Standard & Poor's to the effect that this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

                  (b) Officers' Certificates of the Transferors to the effect that the Transferors reasonably believe that this Amendment will not have an Adverse Effect.

                  (c) Counterparts of this Amendment, duly executed by the parties hereto.

                  SECTION 8. Pooling and Servicing Agreement in Full Force and Effect as Amended. The Pooling and Servicing Agreement is hereby amended by providing that all references therein to the "Pooling and Servicing Agreement," "this Agreement," "hereby," "hereof" and "herein" shall be deemed from and after the effective date of this Amendment to be a reference to the Amended Pooling and Servicing Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their terms and except as expressly provided herein, this Amendment shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

                  SECTION 9. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 10. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.



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                  IN WITNESS WHEREOF, the Bank, RFC II, the Servicer and the
Trustee have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.

                                     AMERICAN EXPRESS CENTURION BANK


                                     By: /s/ Maureen A. Ryan
                                        -------------------------------------
                                            Name:  Maureen A. Ryan
                                            Title: Assistant Treasurer

                                     AMERICAN EXPRESS RECEIVABLES
                                       FINANCING CORPORATION II


                                     By: /s/ Leslie R. Scharfstein
                                        -------------------------------------
                                            Name:  Leslie R. Scharfstein
                                            Title: President



                                     AMERICAN EXPRESS TRAVEL RELATED
                                       SERVICES COMPANY, INC.

                                     By: /s/ Jay B. Stevelman
                                        -------------------------------------
                                            Name:  Jay B. Stevelman
                                            Title: Senior Vice President and
                                                   Treasurer


                                     THE BANK OF NEW YORK


                                     By: /s/ Catherine Cerilles
                                        -------------------------------------
                                            Name:  Catherine Cerilles
                                            Title: Assistant Vice President